Exhibit 10.15

TERMINATION OF

MANAGEMENT SERVICES AND FEE AGREEMENT

THIS TERMINATION OF MANAGEMENT SERVICES AND FEE AGREEMENT, dated as of the 22nd day of November, 2013 (this “Agreement”), is made and entered into among Littlejohn Managers, LLC, a Delaware limited liability company, Jeffrey W. Edwards, IBP Holding Company, an Ohio corporation, GNV Holdings, LLC, a Delaware limited liability company, and CCIB Holdco, Inc., a Delaware corporation (each, a “Party,” and collectively, the “Parties”).

WHEREAS, on December 18, 2012, the Parties entered into a Management Services and Fee Agreement (the “Management Agreement”); and

WHEREAS, the Parties have determined that it is in the best interests of each to terminate the Management Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, intending to be legally bound hereby, the Parties agree as follows:

1. Termination. Effective on the date hereof, the Management Agreement shall be terminated, and no Party shall have any further rights or responsibilities thereunder, other than the continuing indemnification obligations set forth in Section 5 thereof, which by their terms survive the termination of the Management Agreement. No management or other fees shall be due or owing to any Party for the 2013 fiscal year.

2. Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than by an instrument in writing signed by each Party, or their respective successors or assigns.

3. Choice of Law. This Agreement shall be governed by the laws of the state of Delaware.

4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Management Services and Fee Agreement with effect as of the date first written above.

IBP HOLDINGS, LLC

By:	/s/ Jeffrey W. Edwards
Name:	Jeffrey W. Edwards
Title:	President

LITTLEJOHN MANAGERS, LLC

By:	/s/ Steven R. Raich
Name:	Steven R. Raich
Title:	Manager

GNV HOLDINGS, LLC

By:	/s/ J. Michael Nixon
Name:	J. Michael Nixon
Title:	Manager

/s/ Jeffrey W. Edwards
Jeffrey W. Edwards

CCIB HOLDCO, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance